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                                                                    EXHIBIT 2.18

                             M L C ENTERPRISES, INC.
                                 (the "Company")

                        WRITTEN CONSENT OF ALL DIRECTORS
                               IN LIEU OF MEETING

         The undersigned, being all the directors of M L C ENTERPRISES, INC., a Texas Corporation, do hereby vote for, approve and consent to the following resolutions:

         RESOLVED, that the Board of Directors of M L C ENTERPRISES, INC. the Company entering into the Stock Acquisition Agreement by and between INDUSTRIAL DATA SYSTEMS CORP., MICHAEL L. MOORE and M L C ENTERPRISES, INC.

         RESOLVED FURTHER, that Michael L. Moore, the President of the Company, is hereby authorized, empowered and directed to do and perform all such acts and execute any and all documents necessary to consummate the foregoing transaction.

         This consent is executed pursuant to Business Corporation law authorizing the taking of action by the Board of Directors by unanimous written consent without a meeting.

         IN WITNESS WHEREOF, we have signed this consent effective the 13th day of November, 1998.

                                      /s/ Michael L. Moore
                                      -------------------------------------
                                      MICHAEL L. MOORE, Sole
                                      Shareholder and Director

IDS/MLC/CONSENT.1